Contact:	Paul Adams Corporate Communications 410-470-4167 paul.adams2@exeloncorp.com Emily Duncan Investor Relations 312-394-2345
EXELON TO SEPARATE ITS UTILITY AND COMPETITIVE ENERGY BUSINESSES INTO TWO INDUSTRY-LEADING COMPANIES

•Separation will establish the nation’s largest fully regulated transmission and distribution utility company and the largest carbon-free power producer paired with the leading customer-facing platform for clean, sustainable energy solutions
•Unlocks strategic flexibility for each company to focus on its core business strategies to better meet evolving customer needs and stakeholder goals
•Exelon to discuss separation and fourth quarter 2020 financial results today at 10 a.m. ET

CHICAGO (Feb. 24, 2021) — Exelon Corp. (Nasdaq: EXC) today announced its Board of Directors has approved a plan to separate Exelon Utilities (RemainCo), comprised of the company’s six regulated electric and gas utilities, and Exelon Generation (SpinCo), its competitive power generation and customer-facing energy businesses into two publicly traded companies with the resources necessary to best serve customers and sustain long-term investment and operating excellence. The separation gives each company the financial and strategic independence to focus on its specific customer needs, while executing its core business strategy.

It establishes RemainCo as the parent company for Exelon’s fully regulated transmission and distribution utilities, positioning it to deliver smart, clean, reliable and resilient energy to its customers while continuing to foster economic opportunity and equity in the diverse communities it serves. It also launches Spinco, a competitive generation and customer-facing company with the agility to adapt to a rapidly changing energy landscape as the nation’s largest provider of clean energy and leading integrated platform for sustainable energy solutions.

“Our industry is changing at a rapid pace and our customers expect us to continuously innovate to stay ahead of growing demand for clean energy, evolving business conditions and changing technology,” said Christopher M. Crane, president and CEO of Exelon. “Now is the right time to take this step to best serve our customers, employees, community partners and shareholders. These are two strong, distinct businesses that will benefit from the strategic flexibility to focus on their unique customer, market and community priorities.”

Two Strong, Publicly Traded Companies
RemainCo will be the parent company for Exelon’s fully regulated transmission and distribution utilities, delivering electricity and natural gas to more than 10 million customers. With operations across five states and the District of Columbia, its six utilities consistently rank in the top quartile or higher for grid reliability and other key performance metrics, making them among the best-run utilities in the nation. They include Atlantic City Electric in southern New Jersey, BGE in central Maryland, ComEd in northern Illinois, Delmarva Power in Delaware and eastern Maryland, Pepco in Washington, D.C., and central Maryland, and PECO in southeastern Pennsylvania.

Exelon Utilities has invested $22 billion over the last four years to modernize the grid and improve customer service, resulting in each utility achieving its best-ever customer satisfaction rating in 2020. As a standalone transmission and distribution company, RemainCo will continue that performance track record with an additional $27 billion in investment over the next four years to continue modernizing the grid while managing costs and keeping rates affordable. In addition, each Exelon utility has launched initiatives in their respective jurisdictions to expand transportation electrification and connect customers with options like solar and battery storage to reduce local air pollution, improve the health of the customers they serve and help communities meet their sustainability and climate goals.

While the structure of the company is changing, its commitment to investing in its communities will remain the same. Exelon Utilities gave $27.6 million to local nonprofits in 2020, and it expects to continue a high level of support for communities. Additionally, the utilities will continue supporting diverse businesses at maintained or increased levels. Exelon’s six utilities spent more than $2 billion with local women- and minority-owned businesses in 2020, setting a new record and helping to sustain jobs and promote diversity, equity and inclusion in its communities.

SpinCo will be the largest supplier of clean energy and sustainable solutions to homes, businesses and public-sector customers across the continental U.S., backed by more than 31,000 megawatts of generating capacity consisting of nuclear, wind, solar, natural gas and hydro assets. The company will produce about 12 percent of the nation’s carbon-free energy, making it an indispensable partner to businesses and state and local governments that are setting ambitious carbon-reduction goals and seeking long-term solutions to the climate crisis.

SpinCo’s clean generation fleet will be paired with the nation’s leading retail and wholesale supplier of power, natural gas and clean energy products and services for about two million homes, businesses and public-sector entities across the continental U.S., including three-fourths of the Fortune 100.

SpinCo will operate the nation’s largest fleet of carbon-free nuclear power plants, which produced 150 million megawatt hours of electricity last year – enough to power 13.6 million homes and avoid more than 106 million metric tons of carbon emissions. The company also operates approximately 12,000 megawatts of hydroelectric, wind, solar, natural gas and oil generation assets, which provide a mix of baseload, intermediate and peak power generation. These characteristics make SpinCo uniquely positioned to advance the nation’s clean energy strategy and priorities.

To maintain the generation fleet’s legacy of safety, operational excellence and financial stewardship, the company will retire uneconomic assets that negatively affect its ability to provide a reliable source of clean power to tens of millions of American homes and businesses.

Details of the Separation
Under the separation plan, Exelon Corporation shareholders will retain their current shares of Exelon stock and receive a pro-rata dividend of shares of the new company’s stock in a transaction that is expected to be tax-free to Exelon and its shareholders for U.S. federal income tax purposes. The actual number of shares to be distributed to Exelon shareholders will be determined prior to closing. Exelon is targeting to complete the separation in the first quarter of 2022.

Exelon will continue to be led by CEO Chris Crane and the existing management team until the separation is complete through the public listing of SpinCo. Further details about each company will be released in the coming months, including information about senior management teams, board appointments and company names.

Timing and Approvals
Exelon is targeting to complete the separation in the first quarter of 2022, subject to final approval by the company’s Board of Directors, a Form 10 registration statement being declared effective by the Securities and Exchange Commission, regulatory approvals and satisfaction of other conditions. The transaction is subject to approval by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and New York Public Service Commission. Exelon shareholder approval is not required. There can be no assurance that any separation transaction will ultimately occur or, if one does occur, of its terms or timing.

Strong Fourth Quarter 2020 Results
Exelon Corporation separately reported today strong fourth quarter 2020 results across its businesses, with more information available at exeloncorp.com.
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About Exelon Corporation

Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2020 revenue of $33 billion Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.

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